Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
January 25, 2022	Kim Ancin
908.559.3227
kimberly.ancin@verizon.com

Eric Wilkens
908.559.3063
eric.wilkens@verizon.com

Verizon ends 2021 with
strong wireless service revenue and EPS growth

Company enters 2022 with significant 5G adoption
and fixed wireless broadband momentum;
Now covering more than 95 million people in the U.S. with 5G Ultra Wideband

2021 highlights
Consolidated:
•Full-year 2021 earnings per share (EPS) of $5.32, compared with $4.30 in 2020; adjusted EPS*, excluding special items, of $5.39, compared with 2020 adjusted EPS* of $4.90, a 10.0 percent increase year over year.
•Operating revenues of $133.6 billion in full-year 2021, up 4.1 percent year over year.

4Q 2021 highlights
Consolidated:
•$1.11 in EPS, compared with $1.11 in fourth-quarter 2020; adjusted EPS*, excluding special items, of $1.31, compared with $1.21 in fourth-quarter 2020, an 8.3 percent increase year over year.
•Operating revenue of $34.1 billion, down 1.8 percent from fourth-quarter 2020. Adjusting for the sale of Verizon Media on September 1, operating revenue grew 4.8 percent year over year.
•Net income of $4.7 billion, an increase of 0.4 percent from fourth-quarter 2020, and adjusted EBITDA* of $11.8 billion, relatively flat compared to fourth-quarter 2020.

Total Wireless:
•Total wireless service revenue of $17.8 billion, a 6.5 percent increase year over year, driven by a combination of higher ARPA (average revenue per account), volume growth and the contribution from the acquisition of TracFone Wireless, which was completed on November 23.
•Total retail postpaid churn of 1.01 percent, and retail postpaid phone churn of 0.81 percent.
•1,058,000 retail postpaid net additions, including 558,000 phone net additions, resulting in 142.8 million total retail connections.

Total Broadband:
•106,000 total broadband net additions, defined as wireline (Fios and DSL) and fixed wireless, an increase of 30,000 total broadband net additions year over year.
•78,000 fixed wireless net additions, an increase from 55,000 fixed wireless net additions in third-quarter 2021.
•55,000 Fios Internet net additions in fourth-quarter 2021. In full-year 2021, Verizon reported 360,000 Fios Internet net additions, the best annual performance since 2014. Total Fios revenues were $3.2 billion in fourth-quarter 2021, an increase of 5.7 percent year over year. Full-year 2021 Fios revenues were approximately $12.7 billion, up 4.6 percent year over year.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) closed 2021 with another quarter of strong wireless service revenue growth and increased 5G phone adoption, as more than one in three Consumer wireless phone customers now have a 5G-capable device.
"2021 was a transformational year for Verizon that will serve as a catalyst for us," said Verizon Chairman and CEO Hans Vestberg. "We delivered on all of our goals in 2021 and made great progress on our five paths of growth, finishing the year with strong operating and financial momentum. As we move into 2022, we have the necessary assets to realize our strategy that we laid out in 2019. We are laser focused on executing our 5G strategy and providing value to our customers, shareholders, employees, and society, as 2022 will be the most exciting year yet for Verizon."
For fourth-quarter 2021, Verizon reported EPS of $1.11, compared with $1.11 in fourth-quarter 2020. On an adjusted basis*, fourth-quarter 2021 EPS, excluding special items, was $1.31, compared with adjusted EPS* of $1.21 in fourth-quarter 2020, an 8.3 percent increase year over year.
Fourth-quarter 2021 EPS included a net pre-tax loss from special items of approximately $1.2 billion. This included a charge of $2.4 billion for the early extinguishment of debt, a $106 million charge related to severance, a $1.2 billion credit pertaining to annual mark-to-market for pension and OPEB (other post-employment benefits) liabilities, and a net gain of $131 million primarily related to the disposition of an investment. Fourth-quarter 2021 results also included the revenue associated with the acquisition of TracFone, as the deal was completed on November 23. The revenue associated with

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TracFone in 2021 was approximately $700 million higher than the revenue from TracFone in fourth-quarter 2020.
For full-year 2021, Verizon reported $5.32 in EPS, compared with $4.30 in full-year 2020. On an adjusted basis*, excluding special items, 2021 EPS was $5.39, compared with 2020 EPS of $4.90, a 10.0 percent increase year over year.
“Verizon delivered another strong earnings performance this quarter,” said Verizon Chief Financial Officer Matt Ellis. "Our financial discipline enabled us to deliver attractive service revenue growth and profitability this quarter as we expanded our portfolio with the TracFone acquisition and saw strong demand for our products and services. In 2021 we delivered on raised adjusted EPS* expectations, grew revenue, achieved our $10 billion cost savings goal, and funded our C-Band spectrum investment."
Consolidated results
•Total consolidated operating revenues in fourth-quarter 2021 were $34.1 billion, down 1.8 percent from fourth-quarter 2020. Adjusting for the sale of Verizon Media on September 1, operating revenue grew 4.8 percent year over year. Strong wireless service revenue growth and wireless equipment revenue were offset by continued declines in legacy wireline products. Full-year 2021 consolidated operating revenues were $133.6 billion, up 4.1 percent year over year.
•Cash flow from operations totaled $39.5 billion in 2021, a decrease from $41.8 billion year over year. Continued strong performance in the business was offset by higher working capital from device payments receivables, and higher cash taxes.
•Full-year 2021 capital expenditures were $20.3 billion. Capital expenditures continue to support the growth in traffic on the company's 4G LTE network as the company initiates the first phase of C-Band deployment covering more than 95 million people in the U.S. Capital expenditures related to C-Band were approximately $2.1 billion in 2021.
•The company ended 2021 with free cash flow* of $19.3 billion, a decrease from $23.6 billion at year-end 2020.
•Verizon's unsecured debt as of the end of fourth-quarter 2021 increased by $18.2 billion year over year to $136.7 billion, but improved by $4.9 billion sequentially from the end of third-quarter 2021. The company's net unsecured debt* balance increased year over year by $37.5 billion to $133.7 billion at the end of fourth-quarter 2021, but decreased by $3.7 billion from the end of first-quarter 2021, with its net unsecured debt to adjusted EBITDA ratio* at approximately 2.8 times at the end of fourth-quarter 2021.
Consumer results
•Consumer saw strong demand in fourth-quarter 2021 for its higher-tier premium mobility and broadband offerings. Strong wireless service revenue momentum, healthy profitability and significant Fios revenue growth highlighted the quarter. Consumer continued to expand its leadership in 5G adoption, ending 2021 with more than one in three wireless phone customers having 5G-capable devices.

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•Total Verizon Consumer revenues were $25.7 billion in fourth-quarter 2021, an increase of 7.4 percent year over year. This included the net revenue change from TracFone of approximately $700 million, including approximately $500 million of incremental service revenue year over year. For full-year 2021, total Verizon Consumer revenues were $95.3 billion, an increase of 7.6 percent from full-year 2020.
•Consumer wireless service revenues were $14.6 billion in fourth-quarter 2021, a 7.7 percent increase year over year, reflecting ongoing step-ups to unlimited and premium unlimited plans, and the contribution from TracFone. For full-year 2021, total Consumer wireless service revenues were $56.1 billion, an increase of 4.7 percent from full-year 2020.
•Consumer wireless retail postpaid churn was 0.94 percent in fourth-quarter 2021, and wireless retail postpaid phone churn was 0.77 percent.
•In fourth-quarter 2021, Consumer reported 667,000 wireless retail postpaid net additions. This consisted of 336,000 phone net additions and 369,000 other connected device net additions, offset by 38,000 tablet net losses. Consumer also reported 85,000 wireless prepaid net losses, which included TracFone results since November 23.
•Consumer reported 51,000 Fios Internet net additions in fourth-quarter 2021, and 339,000 Fios Internet net additions in full-year 2021. Consumer Fios revenues were $2.9 billion in fourth-quarter 2021, an increase of 5.6 percent year over year. Consumer reported 69,000 Fios Video net losses in fourth-quarter 2021.
•In fourth-quarter 2021, Consumer segment operating income was $7.3 billion, an increase of 3.9 percent year over year, and segment operating income margin was 28.6 percent, a decrease from 29.6 percent in fourth-quarter 2020. Full-year 2021 segment operating income margin was 31.4 percent, a decrease from 32.6 percent in full-year 2020. Segment EBITDA* totaled $10.3 billion in fourth-quarter 2021, an increase of 4.1 percent from fourth-quarter 2020, driven by service revenue growth. Segment EBITDA margin* was 40.3 percent in fourth-quarter 2021, a decrease from 41.5 percent in fourth-quarter 2020, due to higher equipment revenues associated with increased volumes. For the full year, segment EBITDA margin* was 43.7 percent in 2021, a decrease from 45.5 percent in 2020.
Business results
•Business exited 2021 with strong momentum in business activity and demand for wireless products. Fourth-quarter 2021 was highlighted by strong phone gross additions in Small and Medium Business and the fourth consecutive quarter of wireless service revenue growth for Global Enterprise.
•Total Verizon Business revenues were $7.8 billion in fourth-quarter 2021, down 3.0 percent year over year. Wireless revenue growth continues to offset ongoing legacy wireline declines. For full-year 2021, total Verizon Business revenues were $31.0 billion, an increase of 0.3 percent from full-year 2020.
•Business wireless service revenues were $3.1 billion in fourth-quarter 2021, a 1.5 percent increase year over year. Full-year 2021 Business wireless service revenues were $12.4 billion, an increase of 4.8 percent from full-year 2020.
•Business wireless retail postpaid churn was 1.26 percent in fourth-quarter 2021, and wireless retail postpaid phone churn was 1.01 percent.

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•Business reported 391,000 wireless retail postpaid net additions in fourth-quarter 2021, including 222,000 phone net additions. This was the best quarterly phone net addition performance for Business since the onset of the pandemic.
•In fourth-quarter 2021, Business segment operating income was $796 million, a decrease of 16.2 percent year over year, and segment operating income margin was 10.2 percent, a decrease from 11.8 percent in fourth-quarter 2020. Full-year 2021 segment operating income margin was 11.1 percent, compared with 12.2 percent in full-year 2020. Segment EBITDA* totaled $1.8 billion in fourth-quarter 2021, a decrease of 7.4 percent from fourth-quarter 2020. Segment EBITDA margin* was 23.5 percent, a decrease from 24.6 percent in fourth-quarter 2020, driven by pressure in legacy wireline products. For the full year, segment EBITDA margin* was 24.2 percent in 2021, a decrease from 25.4 percent in 2020.
Outlook and guidance
For 2022, Verizon expects the following:
•Organic service and other revenue growth of around 3 percent. On a reported basis, which includes the net impact of the sale of Verizon Media and the company's ownership of TracFone, service and other revenue growth is expected to be in a range of 1.0 percent and 1.5 percent.
•Reported wireless service revenue growth in the range of 9 percent to 10 percent. Excluding the impact of the TracFone acquisition, wireless service revenue is expected to grow at least 3 percent.
•Adjusted EBITDA* growth in the range of 2 percent to 3 percent.
•Adjusted EPS* of $5.40 to $5.55. The company expects adjusted EBITDA* growth in 2022 to be offset by headwinds from non-cash items. Beginning in 2022, the company's adjusted EPS* will exclude amortization of acquisition-related intangible assets. In 2021, the intangible amortization negatively impacted adjusted EPS* by approximately 11 cents. In 2022, the company anticipates the impact to be approximately 17 cents to 19 cents.
•Adjusted effective income tax rate* in the range of 23 percent to 25 percent.
•Capital spending, excluding C-Band, in the range of $16.5 billion to $17.5 billion, a decrease from $18.2 billion in 2021, as the company has started its progress towards lower capital intensity. Additional expenditures related to the deployment of the company's C-Band 5G network are expected to be in the range of $5 billion to $6 billion as the company continues to build out the initial markets and begins preparations for deploying Phase 2 spectrum.

*Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ) was formed on June 30, 2000 and is one of the world’s leading providers of technology and communications services. Headquartered in New York City and with a presence around the world, Verizon generated revenues of $133.6 billion in 2021. The company offers data, video and voice services and solutions on its award-winning networks and platforms, delivering on customers’ demand for mobility, reliable network connectivity, security and control.

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VERIZON’S ONLINE MEDIA CENTER: News releases, stories, media contacts and other resources are available at verizon.com/news. News releases are also available through an RSS feed. To subscribe, visit www.verizon.com/about/rss-feeds/.

Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “forecasts,” “plans” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: cyber attacks impacting our networks or systems and any resulting financial or reputational impact; damage to our infrastructure or disruption of our operations from natural disasters, extreme weather conditions or terrorist attacks and any resulting financial or reputational impact; the impact of public health crises, including the COVID-19 pandemic, on our operations, our employees and the ways in which our customers use our networks and other products and services; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors, the COVID-19 pandemic or the potential impacts of global climate change; material adverse changes in labor matters and any resulting financial or operational impact; the effects of competition in the markets in which we operate; failure to take advantage of developments in technology and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; our high level of indebtedness; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; and changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 12/31/21	3 Mos. Ended 12/31/20	% Change	12 Mos. Ended 12/31/21	12 Mos. Ended 12/31/20	% Change

Operating Revenues
Service revenues and other	$26,740	$28,268	(5.4)	$110,449	$109,872	0.5
Wireless equipment revenues	7,327	6,424	14.1	23,164	18,420	25.8
Total Operating Revenues	34,067	34,692	(1.8)	133,613	128,292	4.1

Operating Expenses
Cost of services	7,035	8,053	(12.6)	31,234	31,401	(0.5)
Cost of wireless equipment	7,961	6,769	17.6	25,067	19,800	26.6
Selling, general and administrative expense	7,412	8,493	(12.7)	28,658	31,573	(9.2)
Depreciation and amortization expense	4,051	4,197	(3.5)	16,206	16,720	(3.1)
Total Operating Expenses	26,459	27,512	(3.8)	101,165	99,494	1.7

Operating Income	7,608	7,180	6.0	32,448	28,798	12.7
Equity in earnings (losses) of unconsolidated businesses	135	(11)	*	145	(45)	*
Other income (expense), net	(860)	164	*	312	(539)	*
Interest expense	(739)	(1,080)	(31.6)	(3,485)	(4,247)	(17.9)
Income Before Provision For Income Taxes	6,144	6,253	(1.7)	29,420	23,967	22.8
Provision for income taxes	(1,407)	(1,535)	(8.3)	(6,802)	(5,619)	21.1
Net Income	$4,737	$4,718	0.4	$22,618	$18,348	23.3

Net income attributable to noncontrolling interests	$124	$130	(4.6)	$553	$547	1.1
Net income attributable to Verizon	4,613	4,588	0.5	22,065	17,801	24.0
Net Income	$4,737	$4,718	0.4	$22,618	$18,348	23.3

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.11	$1.11	—	$5.32	$4.30	23.7
Weighted-average shares outstanding (in millions)	4,167	4,140		4,148	4,140

Diluted Earnings Per Common Share (1)
Net income attributable to Verizon	$1.11	$1.11	—	$5.32	$4.30	23.7
Weighted-average shares outstanding (in millions)	4,169	4,143		4,150	4,142
Footnotes:

(1)Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
*Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	12/31/21	12/31/20	$ Change

Assets
Current assets
Cash and cash equivalents	$2,921	$22,171	$(19,250)
Accounts receivable	24,742	25,169	(427)
Less Allowance for credit losses	896	1,252	(356)
Accounts receivable, net	23,846	23,917	(71)
Inventories	3,055	1,796	1,259
Prepaid expenses and other	6,906	6,710	196
Total current assets	36,728	54,594	(17,866)

Property, plant and equipment	289,897	279,737	10,160
Less Accumulated depreciation	190,201	184,904	5,297
Property, plant and equipment, net	99,696	94,833	4,863
Investments in unconsolidated businesses	1,061	589	472
Wireless licenses	147,619	96,097	51,522
Deposits for wireless licenses	—	2,772	(2,772)
Goodwill	28,603	24,773	3,830
Other intangible assets, net	11,677	9,413	2,264
Operating lease right-of-use assets	27,883	22,531	5,352
Other assets	13,329	10,879	2,450
Total assets	$366,596	$316,481	$50,115

Liabilities and Equity
Current liabilities
Debt maturing within one year	$7,443	$5,889	$1,554
Accounts payable and accrued liabilities	24,833	20,658	4,175
Current operating lease liabilities	3,859	3,485	374
Other current liabilities	11,025	9,628	1,397
Total current liabilities	47,160	39,660	7,500

Long-term debt	143,425	123,173	20,252
Employee benefit obligations	15,410	18,657	(3,247)
Deferred income taxes	40,685	35,711	4,974
Non-current operating lease liabilities	23,203	18,000	5,203
Other liabilities	13,513	12,008	1,505
Total long-term liabilities	236,236	207,549	28,687

Equity
Common stock	429	429	—
Additional paid in capital	13,861	13,404	457
Retained earnings	71,993	60,464	11,529
Accumulated other comprehensive loss	(927)	(71)	(856)
Common stock in treasury, at cost	(4,104)	(6,719)	2,615
Deferred compensation – employee stock ownership plans and other	538	335	203
Noncontrolling interests	1,410	1,430	(20)
Total equity	83,200	69,272	13,928
Total liabilities and equity	$366,596	$316,481	$50,115
Footnotes:

Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	12/31/21	12/31/20

Total debt	$150,868	$129,062
Net unsecured debt	$133,745	$96,287
Net unsecured debt / Consolidated Adjusted EBITDA(1)	2.8x	2.0x
Common shares outstanding end of period (in millions)	4,198	4,138
Total employees (‘000)	118.4	132.2
Quarterly cash dividends declared per common share	$0.6400	$0.6275
Footnotes:

(1)Consolidated adjusted EBITDA excludes the effects of non-operational items and special items.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	12 Mos. Ended 12/31/21	12 Mos. Ended 12/31/20	$ Change

Cash Flows from Operating Activities
Net Income	$22,618	$18,348	$4,270
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	16,206	16,720	(514)
Employee retirement benefits	(3,391)	840	(4,231)
Deferred income taxes	4,264	1,553	2,711
Provision for expected credit losses	789	1,380	(591)
Equity in losses of unconsolidated businesses, net of dividends received	36	91	(55)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(890)	56	(946)
Other, net	(93)	2,780	(2,873)
Net cash provided by operating activities	39,539	41,768	(2,229)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(20,286)	(18,192)	(2,094)
Acquisitions of businesses, net of cash acquired	(4,065)	(520)	(3,545)
Acquisitions of wireless licenses	(47,596)	(3,896)	(43,700)
Proceeds from disposition of business	4,122	—	4,122
Other, net	672	(904)	1,576
Net cash used in investing activities	(67,153)	(23,512)	(43,641)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	33,034	25,822	7,212
Proceeds from asset-backed long-term borrowings	8,383	5,635	2,748
Repayments of long-term borrowings and finance lease obligations	(14,063)	(9,775)	(4,288)
Repayments of asset-backed long-term borrowings	(4,800)	(7,413)	2,613
Dividends paid	(10,445)	(10,232)	(213)
Other, net	(3,832)	(2,712)	(1,120)
Net cash provided by financing activities	8,277	1,325	6,952

Increase (decrease) in cash, cash equivalents and restricted cash	(19,337)	19,581	(38,918)
Cash, cash equivalents and restricted cash, beginning of period	23,498	3,917	19,581
Cash, cash equivalents and restricted cash, end of period	$4,161	$23,498	$(19,337)
Footnotes:

Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/21	3 Mos. Ended 12/31/20	% Change	12 Mos. Ended 12/31/21	12 Mos. Ended 12/31/20	% Change

Operating Revenues
Service	$17,564	$16,388	7.2	$67,733	$64,884	4.4
Wireless equipment	6,320	5,503	14.8	19,781	15,492	27.7
Other	1,813	2,028	(10.6)	7,786	8,157	(4.5)
Total Operating Revenues	25,697	23,919	7.4	95,300	88,533	7.6

Operating Expenses
Cost of services	4,251	3,824	11.2	16,581	15,610	6.2
Cost of wireless equipment	6,666	5,575	19.6	20,523	15,736	30.4
Selling, general and administrative expense	4,431	4,583	(3.3)	16,562	16,936	(2.2)
Depreciation and amortization expense	3,000	2,864	4.7	11,679	11,395	2.5
Total Operating Expenses	18,348	16,846	8.9	65,345	59,677	9.5

Operating Income	$7,349	$7,073	3.9	$29,955	$28,856	3.8
Operating Income Margin	28.6%	29.6%		31.4%	32.6%

Segment EBITDA	$10,349	$9,937	4.1	$41,634	$40,251	3.4
Segment EBITDA Margin	40.3%	41.5%		43.7%	45.5%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited				12/31/21	12/31/20	% Change

Connections (‘000):
Wireless retail postpaid connections				91,543	90,346	1.3
Wireless retail prepaid connections				23,852	4,027	*
Total wireless retail connections				115,395	94,373	22.3

Fios video connections				3,573	3,854	(7.3)
Fios internet connections				6,541	6,202	5.5
Fios digital voice residence connections				3,026	3,306	(8.5)
Fios digital connections				13,140	13,362	(1.7)
Wireline broadband connections				6,888	6,647	3.6

Unaudited	3 Mos. Ended 12/31/21	3 Mos. Ended 12/31/20	% Change	12 Mos. Ended 12/31/21	12 Mos. Ended 12/31/20	% Change

Gross Additions (‘000):
Wireless retail postpaid	3,234	2,945	9.8	10,834	9,396	15.3

Net Additions Detail (‘000) :
Wireless retail postpaid (1)	667	357	86.8	1,114	40	*
Wireless retail prepaid (1)	(85)	(50)	(70.0)	(52)	(45)	(15.6)
Total wireless retail (1)	582	307	89.6	1,062	(5)	*

Wireless retail postpaid phones (1)	336	163	*	575	95	*

Fios video	(69)	(72)	4.2	(281)	(298)	5.7
Fios internet	51	92	(44.6)	339	300	13.0
Fios digital voice residence	(68)	(78)	12.8	(280)	(314)	10.8
Fios digital	(86)	(58)	(48.3)	(222)	(312)	28.8
Wireline broadband (1)	30	66	(54.5)	241	197	22.3

Churn Rate:
Wireless retail postpaid	0.94%	0.96%		0.89%	0.87%
Wireless retail postpaid phones	0.77%	0.76%		0.71%	0.67%
Wireless retail	1.34%	1.12%		1.10%	1.03%

Revenue Statistics (in millions):
Wireless service revenue	$14,643	$13,600	7.7	$56,103	$53,605	4.7
Fios revenues	$2,910	$2,756	5.6	$11,558	$11,082	4.3

Verizon Communications Inc.

Unaudited	3 Mos. Ended 12/31/21	3 Mos. Ended 12/31/20	% Change	12 Mos. Ended 12/31/21	12 Mos. Ended 12/31/20	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA (2)	$124.06	$120.20	3.2	$122.30	$118.40	3.3
Wireless retail postpaid upgrade rate	6.3%	6.0%
Wireless retail postpaid accounts (‘000) (3)				33,651	33,659	—
Wireless retail postpaid connections per account (3)				2.72	2.68	1.5
Total wireless internet postpaid base (3)				16.4%	16.0%
Footnotes:

(1) Connection net additions include certain adjustments.

(2) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.

(3) Statistics presented as of end of period.

Certain intersegment transactions with corporate entities have not been eliminated.

* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/21	3 Mos. Ended 12/31/20	% Change	12 Mos. Ended 12/31/21	12 Mos. Ended 12/31/20	% Change

Operating Revenues
Small and Medium Business	$3,112	$2,985	4.3	$11,774	$11,132	5.8
Global Enterprise	2,530	2,595	(2.5)	10,224	10,410	(1.8)
Public Sector and Other	1,517	1,726	(12.1)	6,324	6,362	(0.6)
Wholesale	651	744	(12.5)	2,720	3,058	(11.1)
Total Operating Revenues	7,810	8,050	(3.0)	31,042	30,962	0.3

Operating Expenses
Cost of services	2,587	2,690	(3.8)	10,653	10,659	(0.1)
Cost of wireless equipment	1,296	1,194	8.5	4,544	4,064	11.8
Selling, general and administrative expense	2,093	2,185	(4.2)	8,324	8,380	(0.7)
Depreciation and amortization expense	1,038	1,031	0.7	4,084	4,086	—
Total Operating Expenses	7,014	7,100	(1.2)	27,605	27,189	1.5

Operating Income	$796	$950	(16.2)	$3,437	$3,773	(8.9)
Operating Income Margin	10.2%	11.8%		11.1%	12.2%

Segment EBITDA	$1,834	$1,981	(7.4)	$7,521	$7,859	(4.3)
Segment EBITDA Margin	23.5%	24.6%		24.2%	25.4%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited				12/31/21	12/31/20	% Change

Connections (‘000):
Wireless retail postpaid connections				27,411	26,507	3.4

Fios video connections				71	73	(2.7)
Fios internet connections				356	335	6.3
Fios digital connections				427	408	4.7
Wireline broadband connections				477	482	(1.0)

Unaudited	3 Mos. Ended 12/31/21	3 Mos. Ended 12/31/20	% Change	12 Mos. Ended 12/31/21	12 Mos. Ended 12/31/20	% Change

Gross Additions (‘000):
Wireless retail postpaid	1,417	1,285	10.3	5,092	5,242	(2.9)

Net Additions Detail (‘000):
Wireless retail postpaid (1)	391	346	13.0	1,001	1,518	(34.1)
Wireless retail postpaid phones (1)	222	116	91.4	509	572	(11.0)

Fios video	(1)	(1)	—	(2)	(4)	50.0
Fios internet	4	3	33.3	21	9	*
Fios digital	3	2	50.0	19	5	*
Wireline broadband (1)	(2)	(6)	66.7	(5)	(24)	79.2

Churn Rate:
Wireless retail postpaid	1.26%	1.19%		1.27%	1.20%
Wireless retail postpaid phones	1.01%	0.98%		1.03%	0.96%

Revenue Statistics (in millions):
Wireless service revenue	$3,119	$3,073	1.5	$12,366	$11,805	4.8
Fios revenues	$292	$272	7.4	$1,136	$1,057	7.5

Other Operating Statistics:
Wireless retail postpaid upgrade rate	3.4%	4.0%
Total wireless internet postpaid base (2)				34.6%	34.5%
Footnotes:

(1) Connection net additions include certain adjustments.
(2) Statistics presented as of end of period.
Certain intersegment transactions with corporate entities have not been eliminated.
*Not meaningful

Verizon Communications Inc.

Supplemental Information - Total Wireless Operating and Financial Statistics

The following supplemental schedule contains certain financial and operating metrics which reflect an aggregation of our Consumer and Business segments’ wireless results.

Unaudited				12/31/21	12/31/20	% Change

Connections (‘000)
Retail postpaid				118,954	116,853	1.8
Retail prepaid				23,852	4,027	*
Total retail				142,806	120,880	18.1

Unaudited	3 Mos. Ended 12/31/21	3 Mos. Ended 12/31/20	% Change	12 Mos. Ended 12/31/21	12 Mos. Ended 12/31/20	% Change

Net Additions Detail (‘000) (1)
Retail postpaid phone	558	279	100.0	1,084	667	62.5
Retail postpaid	1,058	703	50.5	2,115	1,558	35.8
Retail prepaid	(85)	(50)	(70.0)	(52)	(45)	(15.6)
Total retail	973	653	49.0	2,063	1,513	36.4

Account Statistics
Retail postpaid accounts (‘000) (2)				35,332	35,244	0.2
Retail postpaid connections per account (2)				3.37	3.32	1.5
Retail postpaid ARPA (3)	$144.88	$141.17	2.6	$143.18	$138.80	3.2

Churn Detail
Retail postpaid phone	0.81%	0.80%		0.77%	0.72%
Retail postpaid	1.01%	1.01%		0.98%	0.94%
Retail	1.32%	1.14%		1.14%	1.07%

Retail Postpaid Connection Statistics
Total internet postpaid base (2)				20.6%	20.2%
Upgrade rate	5.7%	5.6%

Revenue Statistics (in millions) (4)
Wireless service	$17,762	$16,673	6.5	$68,469	$65,410	4.7
Wireless equipment	7,327	6,424	14.1	23,164	18,420	25.8
Wireless other	1,840	2,029	(9.3)	7,855	8,243	(4.7)
Total Wireless	$26,929	$25,126	7.2	$99,488	$92,073	8.1
Footnotes:

(1) Connection net additions include certain adjustments.
(2) Statistics presented as of end of period.
(3) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(4) Intersegment transactions between Consumer or Business segment with corporate entities have not been eliminated.

Verizon Communications Inc.

Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/21	3 Mos. Ended 9/30/21	3 Mos. Ended 6/30/21	3 Mos. Ended 3/31/21	3 Mos. Ended 12/31/20	3 Mos. Ended 9/30/20	3 Mos. Ended 6/30/20	3 Mos. Ended 3/31/20

Consolidated Net Income	$4,737	$6,554	$5,949	$5,378	$4,718	$4,504	$4,839	$4,287
Add:
Provision for income taxes	1,407	1,820	1,875	1,700	1,535	1,347	1,348	1,389
Interest expense (1)	739	801	844	1,101	1,080	1,044	1,089	1,034
Depreciation and amortization expense	4,051	3,961	4,020	4,174	4,197	4,192	4,181	4,150
Consolidated EBITDA	$10,934	$13,136	$12,688	$12,353	$11,530	$11,087	$11,457	$10,860

Add/(subtract):
Other (income) expense, net (2)	$860	$(269)	$(502)	$(401)	$(164)	$774	$72	$(143)
Equity in losses (earnings) of unconsolidated businesses (3)	(135)	(1)	(1)	(8)	11	9	13	12
Severance charges	106	103	—	—	221	—	—	—
Loss on spectrum licenses	—	—	—	223	—	—	—	1,195
Net (gain) loss from dispositions of businesses	—	(706)	—	—	126	—	—	—
	831	(873)	(503)	(186)	194	783	85	1,064
Consolidated Adjusted EBITDA	$11,765	$12,263	$12,185	$12,167	$11,724	$11,870	$11,542	$11,924

(1)    Includes Net early debt redemption costs, where applicable.
(2)    Includes Pension and benefits mark-to-market adjustments and Net early debt redemption costs, where applicable.
(3)    Includes Net gain from disposition of assets, where applicable.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)
Unaudited	12/31/21	3/31/21	12/31/20

Debt maturing within one year	$7,443	$8,802	$5,889
Long-term debt	143,425	149,700	123,173
Total Debt	150,868	158,502	129,062
Less Secured debt	14,202	10,876	10,604
Unsecured Debt	136,666	147,626	118,458
Less Cash and cash equivalents	2,921	10,205	22,171
Net Unsecured Debt	$133,745	$137,421	$96,287
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.8x		2.0x
Unsecured Debt - Year over year change	$18,208
Net Unsecured Debt - Year over year change	$37,458
Net Unsecured Debt - 3/31/21 to 12/31/21 change	$(3,676)

Verizon Communications Inc.

Adjusted Earnings per Common Share (Adjusted EPS)

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 12/31/21				3 Mos. Ended 12/31/20
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.11				$1.11
Net severance, pension and benefits (credits) charges	$(1,103)	$268	$(835)	(0.20)	$404	$(87)	$317	0.08
Net (gain) loss from dispositions of assets and businesses	(131)	30	(101)	(0.02)	119	2	121	0.03
Net early debt redemption costs	2,409	(629)	1,780	0.43	—	—	—	—
	$1,175	$(331)	$844	$0.20	$523	$(85)	$438	$0.11
Adjusted EPS				$1.31				$1.21
Year over year change %				8.3%
Note: Adjusted EPS may not add due to rounding.

(dollars in millions, except per share amounts)
Unaudited	12 Mos. Ended 12/31/21				12 Mos. Ended 12/31/20
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$5.32				$4.30
Net severance, pension and benefits (credits) charges	$(2,170)	$539	$(1,631)	(0.39)	$1,831	$(451)	$1,380	0.33
Net (gain) loss from dispositions of assets and businesses	(837)	—	(837)	(0.20)	119	2	121	0.03
Net early debt redemption costs	3,541	(917)	2,624	0.63	102	(26)	76	0.02
Loss on spectrum licenses	223	(56)	167	0.04	1,195	(281)	914	0.22
	$757	$(434)	$323	$0.08	$3,247	$(756)	$2,491	$0.60
Adjusted EPS				$5.39				$4.90
Year over year change %				10.0%
Note: Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	12 Mos. Ended 12/31/21	12 Mos. Ended 12/31/20

Net Cash Provided by Operating Activities	$39,539	$41,768
Capital expenditures (including capitalized software)	(20,286)	(18,192)
Free Cash Flow	$19,253	$23,576

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments
Segment EBITDA and Segment EBITDA Margin
Consumer

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/21	3 Mos. Ended 12/31/20	12 Mos. Ended 12/31/21	12 Mos. Ended 12/31/20

Operating Income	$7,349	$7,073	$29,955	$28,856
Add Depreciation and amortization expense	3,000	2,864	11,679	11,395
Segment EBITDA	$10,349	$9,937	$41,634	$40,251
Year over year change %	4.1%		3.4%

Total operating revenues	$25,697	$23,919	$95,300	$88,533
Operating Income Margin	28.6%	29.6%	31.4%	32.6%
Segment EBITDA Margin	40.3%	41.5%	43.7%	45.5%

Business

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/21	3 Mos. Ended 12/31/20	12 Mos. Ended 12/31/21	12 Mos. Ended 12/31/20

Operating Income	$796	$950	$3,437	$3,773
Add Depreciation and amortization expense	1,038	1,031	4,084	4,086
Segment EBITDA	$1,834	$1,981	$7,521	$7,859
Year over year change %	(7.4)%		(4.3)%

Total operating revenues	$7,810	$8,050	$31,042	$30,962
Operating Income Margin	10.2%	11.8%	11.1%	12.2%
Segment EBITDA Margin	23.5%	24.6%	24.2%	25.4%